EXHIBIT 4.13

THE SYMBOL “[****]” DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amendment 2 to Clinical Services Agreement

Sponsor’s study drug RHB-104

THIS AMENDMENT #2 (“Amendment”) to the Clinical Services Agreement signed 15 June 2011 (“Clinical Services Agreement”), is by and among:

(1) (1)  RedHill Biopharma Ltd., having its principle place of business at 21 Ha’arba’a St., Tel Aviv 64739, Israel (hereafter “SPONSOR”);

(2) 7810962 Canada Inc., a Canadian corporation, having its principal office at 245 Victoria Ave, Suite 100, Montreal, Quebec, H3Z 2M6, Canada (hereinafter "MANAGER");

Is hereby made effective as of December 11, 2013 (“Effective Date”) and the parties hereby agree as follows:

1.	Amendment 2 to Clinical Services Agreement.

This Change Order constitutes an amendment to the Clinical Services Agreement pursuant to section 3.0 therein. As such, this Change Order is subject in all respects to the terms and provisions of the Clinical Services Agreement.

2.	Scope of Work

In addition to the Services to be provided in the above-referenced Clinical Services Agreement, Manager will cause inVentiv Health Clinical to perform additional Services for Sponsor’s study drug RHB-104, in accordance with the Summary of Changes attached hereto and incorporated herein as Exhibit A. The EU trial is removed from the contract in this amendment to the trial agreement.

3.	Compensation

Under this Change Order, inVentiv Health Clinical’s Professional Fees have decreased by the discounted amount of USD [****], the pass-through costs have increased by USD [****] and the investigator’s grants costs have Increased by USD [****]. The total cost of the Clinical Services Agreement have increased to USD [****].

Payment due to Manager for the Services provided under this Change Order shall be made pursuant to the Agreement and the revised unit Payment Schedule attached hereto and incorporated herein as Exhibit B.

4.	Project Period

The term of this Change Order shall commence on the date of its execution and shall continue until the Services as described in the Clinical Services Agreement are completed, unless this Change Order or corresponding Clinical Services Agreement are terminated early in accordance with the Clinical Services Agreement.

By their signatures below, the parties hereto agree to the terms of this Change Order and represent that they are authorized to enter into this Change Order on behalf of their respective companies.

ACCEPTED AND AGREED TO:

RedHill Biopharma Ltd.	For 7810962 Canada Inc

/s/ Dror Ben-Asher	/s/ Alain Guimond
Name: Dror Ben-Asher	Name: Alain Guimond
Title: CEO	Title: Sr Director of R&D

Date: January 19, 2014	Date: January 10, 2014

RedHill Biopharma Ltd.

/s/ Ori Shilo
Name: Ori Shilo
Title: Deputy CEO Finance and Operations

Date: January 19, 2014

Exhibit A: Summary of Changes

Study Assumption Changes

Changes to the parameters and assumptions for the study are defined below. Unless otherwise noted, activities will be performed according to the original contract. EU trial is removed from the study agreement

Amendment #2 RedHill Biopharma

Overview of major level changes

Category	Contract	Change Order – NA Project	Rationale for change
Study Start- Up period	[****]	[****]	Work on global project began mid-July2011, with kick-off meeting August 10, 2011. Final protocol for NA expected early September, and then delayed until December 2011. [****]. On Mar. 1, 2012, the project was put on hold with an agreed upon charge of $[****]K/month; a contract amendment was put in place. The hold lasted [****] months, at which time inVentiv Health Clinical was instructed to restart start-up activities in full. Start-up activities continue.
Enrolment period	[****]	[****]	Per client
Stats Timeline	[****]	[****]
# of countries	[****]	[****]	EU sites are removed from the study agreement. [****].
# of sites	[****]	[****]	Per client
# of subjects	[****]	[****]	Per client
# of CRF pages/book	[****]	[****]	Number of visits in NA study has [****][****]
# of unique CRF pages	[****]	[****]	CRFs are complete [****].
# RMVs per site	[****]	[****]	Calculated based on total number of CRF pages. [****]
# of PSVs	[****]	[****]	Additional sites, therefore additional PSVs
# of SIVs	[****]	[****]	Additional sites, therefore additional SIVs
# of RMVs	[****]	[****]	Additional CRF pages to be monitored (as detailed above), therefore additional RMVs required
# of COVs	[****]	[****]	Additional sites, therefore additional COVs
# of internal meetings	[****]	[****]	Dependent upon duration of trial: meetings typically held weekly during start-up and enrolment, then monthly thereafter
# of client telecons	[****]	[****]	Dependent upon duration of trial: meetings typically held weekly during start-up and enrolment, then monthly thereafter

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Category	Contract	Change Order – NA Project	Rationale for change
Investigator Meeting	[****]	[****]	Per client
# of vendors	[****]	[****]	[****]
# of edit checks	[****]	[****]	[****]: have 2 unique databases now, and larger CRF for each
# of imports	[****]	[****]	[****]: imports occur monthly from FPI to LPO plus one month, plus 1 test and 1 final
# of SAEs	[****]	[****]	Increased because # of subjects has increased. Assume 5% SAE rate in each study.
# of SAE Narratives	[****]	[****]	As above. Require 1 narrative for each SAE.
IVRS	[****]	[****]	Client request to include IVRS for randomization with 1 drug assignment/site, and unblinding capability
eCRF Changes	[****]	[****]	Amended protocol required changes to the previously finalized eCRF

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1.1	Revised Costs

Costs for this study are presented below in two categories, pass-through costs and professional fees.

1.1.1	Pass-Through Costs

Pass-through costs are in US dollars and include, but are not limited to, those expenses listed below. Manager will invoice Sponsor for actual costs in these areas. Actual costs will be kept to reasonable levels through adherence to inVentiv Health Clinical’s travel policy and prudent negotiation with outside providers. Pass-through costs are presented in the table below:

Task	Original (USD)	New NA (USD)	Assumption Changes influencing the change in the budget	Additional comments

Site Visit Travel	[****]	[****]	Original contract has a total of [****] site visits. [****]
Investigators' Meeting Organisation	[****]	[****]	WebEx costs included in original budget. Investigator meetings have been changed to F2F.
Kick-off Meeting Travel/Attendance	[****]	[****]	Originally assumed [****] cover study globally, as studies and timelines were the same. Now assume [****] for each study, since timelines are vastly different and study teams not identical.
Shipping/Photocopying	[****]	[****]	Original contract assumes [****]. New NA budget assumes [****].
Translation	[****]	[****]	Original contract [****]. New NA budget [****];	Costs for translating patient recruitment materials have been removed as this service is not included in updated budgets.

Task	Original (USD)	New NA (USD)	Assumption Changes influencing the change in the budget	Additional comments

Regulatory Fees	[****]	[****]	assumed [****].	Current costing tool separates out Regulatory Fees and [****] fees, as seen in EU costing.
[****] (& Regulatory) Fees	[****]	[****]	New NA costing assumes [****].	For original costing and new NA costing, these fees remain combined.
EDC Studies/3G Cards	[****]	[****]	[****]
[****]	[****]	[****]		[****]
EDC Fees ([****])	[****]	[****]		EDC Fees were included in Professional Fees in initial bid
Pass Through Costs	[****]	[****]

1.1.2	Investigator Grants Costs

Investigator Grants	Original (USD)	NA (USD)	Assumption Changes influencing the change in the budget	Additional Comments
	[****]	[****]	Original contract assumed [****] patients. New NA costing assumed [****] patients	Estimate only. Will be paid based on actual costs as approved by the Client.

1.1.3	Professional Fees

Based on the parameters and assumptions outlined in the original proposal, inVentiv Health Clinical fees are categorised by major activity in the table below and in USD:

Task	Original (US Dollars)	New NA (US Dollars)	Assumption Changes influencing the change in the budget	Additional comments
Pre-study Activities
Case Report Form Preparation/Review	[****]	[****]	[****]	Original costs were to prepare one CRF that would be utilized by both studies; with different study designs now we are preparing two different CRFs but are able to take efficiencies on pages that will be the same in both studies. Additionally, number of visits in NA study has [****] since details provided in protocol synopsis in April 2011
Data Management Plan Preparation/Review	[****]	[****]	[****]	Originally cost allocation was to prepare one plan to be utilized by both studies; with different study designs now we are preparing two different DM plans. We are able to copy some aspects/pages of the DM plan from the NA study to the EU study, and where there are not similarities we have allocated cost for new pages/edit specs.
Informed Consent Preparation/Review	[****]	[****]	[****]
[****]	[****]	[****]	[****]
Investigators' Meetings	[****]	[****]	[****]

Task	Original (US Dollars)	New NA (US Dollars)	Assumption Changes influencing the change in the budget	Additional comments
Investigator Site Contract	[****]	[****]	[****]
Investigator Recruitment	[****]	[****]	[****]	[****]
Project Plan Preparation/Review	[****]	[****]	[****]	[****]Assumed that there are efficiencies in the preparation of the EU plan based on finalization of the plan in NA due to similar process where applicable. EU IPP plan will be different based on countries included outside NA and Israeli.
Protocol Preparation/Review	[****]	[****]	[****]	Assumes a separate CRA team is reviewing/reading protocol due to countries not being the same. With the start of the EU study subsequent to the NA, there is also a separate team in many functional areas, i.e., separate DM team, biostats, medical writing, and safety.
Randomization Schedule Preparation	[****]	[****]	Originally allocated cost for [****]and now doing [****]
Study-Specific Form Preparation	[****]	[****]	Originally allocated cost for [****]Now [****]	Efficiencies will be applied in EU study: assume use NA forms modified to suit EU study
Training - Project-Specific	[****]	[****]	Originally allocated cost for [****]	Training two separate teams w larger EU team. Assumed NA training would be modified for EU training, but protocol designs are different so training different.
Translations	[****]	[****]	[****]	Fewer languages in NA study than EU
PROMIS	[****]	[****]	[****]	Two separate databases; one for each study.
Monitoring/Site Management
Data Clean-up	[****]	[****]		Increased number of eCRF pages.
Investigator Grant Administration	[****]	[****]	[****]	[****]
Laboratory Report Review	[****]	[****]	Decrease in total number of patients	Originally allocated cost for [****]
Serious/Significant Adverse Event Management	[****]	[****]	Decreased number of SAEs due to decreased number of subjects	Originally allocated cost for [****]

Task	Original (US Dollars)	New NA (US Dollars)	Assumption Changes influencing the change in the budget	Additional comments
Site Management	[****]	[****]	Decreased number of sites and increased months	Originally allocated cost for the management [****]
Site Visits - Pre-study Visits	[****]	[****]	Decreased number of sites	Originally cost allocation was for [****]
Site Visits - Initiation Visits	[****]	[****]	Decreased number of sites	Originally cost allocation was for [****]
Site Visits - Routine Visits	[****]	[****]	Increased number of visits due to increased number of CRF pages to monitor	Originally cost allocation was for [****]
Site Visits - Close-out Visits	[****]	[****]	Decreased number of sites	Originally cost allocation was for [****]
Study Master File/Project File Set-up and Maintenance	[****]	[****]	Decreased number of sites and increased months	Originally allocated cost for the management [****]
Patient/Site Recruitment	[****]	[****]
Regulatory
Regulatory Documentation Preparation/Review	[****]	[****]	Decreased number of sites	Originally cost allocation was [****]
Project Management/Project Tracking
Financial Project Management	[****]	[****]	Increased study durations; 2 separate studies vs. 1	Originally cost allocation was [****]
Project Management	[****]	[****]	Increased study durations; 2 separate studies vs. 1	Originally cost allocation was [****]
Project Tracking/Communications	[****]	[****]	Increased study durations; 2 separate studies vs. 1	Originally cost allocation was [****]
Vendor Management	[****]	[****]	Added [****] contract payment management	[****]
Data Management
Database Archiving	[****]	[****]
Data Cleanup (DM)	[****]	[****]	[****].
Data Management: Database Quality Control Inspection	[****]	[****]	[****]
Database Design	[****]	[****]	[****]	Assume NA DB designed first with efficiencies taken for similar eCRF pages/edit specs in both studies. We will reconsider upon receipt of synopsis with final assumptions. Assumed one data base originally and now two
Dictionary Coding	[****]	[****]	Increased number of subjects, therefore increased number of terms overall

Task	Original (US Dollars)	New NA (US Dollars)	Assumption Changes influencing the change in the budget	Additional comments
Edit Check Programming	[****]	[****]	Increased number of edit checks due to increased CRF size	Assume NA DB designed first with efficiencies taken for similar eCRF pages/edit specs in both studies. We will reconsider upon receipt of synopsis with final assumptions.
Electronic Data Import	[****]	[****]		[****]
Case Report Form Data/Document Transfers	[****]	[****]		[****]
EDC Fees	[****]	[****]		[****]
Statistical Analysis and Table Generation
Electronic Data Transfer	[****]	[****]	[****]
Interim Analysis/Report Preparation and Review	[****]	[****]	[****]
Statistical Analysis Plan Preparation/Review	[****]	[****]	[****]	Originally cost allocation was to [****]
Table Generation	[****]	[****]	[****]	Originally preparing [****]
Table/Listings Review	[****]	[****]	[****]	Reviewing [****]separate sets of T&Ls.
Clinical Study Report
Clinical Study Report Preparation/Review	[****]	[****]		Assumes [****]separate study reports, originally assumed one.
Team Meetings
Project Team Meetings - Internal Meetings	[****]	[****]	[****]
Project Team Meetings - Client Teleconferences	[****]	[****]	[****]
Project Team Meetings - Kick-off Meeting	[****]	[****]	[****]
Total Direct Costs	[****]	[****]

Total Costs

[****]

Exhibit B Payment Schedule

Milestone Payment Schedule
7810962 Canada Inc (11ISB001)

[****]

Pass Through Costs:

(a)	[****] percent ([****]%) of the average estimated pass through costs equaling $[****] (exclusive of funds for investigator grants); will be due and payable upon execution of this Agreement. These funds will be drawn down as necessary to pay incurred pass through costs and will be replenished to the full [****]% once the amounts held are [****]% depleted. This process to continue until the end of the study.

(b)	The pass-through costs above will be as provided in the expenses estimate and any additional costs will be pre-approved by the Company. The pass-through costs will be billed as incurred by inVentiv Health Clinical.

(c)	Any unused funds held for pass through costs will be returned within ninety (90) days from the date of the final reconciliation.

3.	Investigator Grants:

(a)	[****] percent ([****]%) of the estimated grant payments for the study, equaling $[****], will be invoiced upon commencement of services. These funds will be drawn down as the Investigator Grants are paid and the full [****]% will be replenished once the amounts held are [****]% depleted). This process to continue until the end of the study.

(b)	inVentiv Health Clinical will submit invoices for the amounts paid to investigators during the previous month. Any amount exceeding the estimate investigator grant payments will be pre-approved by the Company.

(c)	inVentiv Health Clinical will not make payments to investigators without having sufficient funds available in advance.

(d)	Any unused funds will be returned within ninety (90) days from the date of the final reconciliation

4.	Payment Conditions:

(a)	For all Services, pass through expenses and investigator grants invoiced, payments are due net thirty (30) days from invoice date as set forth in Terms, Item 2 of the Agreement. In the event of a dispute, all undisputed portions of the invoice(s) are due within the above stated terms

(b)	Payments shall be made in the currency identified above and shall be made free of any applicable local withholding taxes, charges or remittance fees. Invoices will be inclusive of applicable taxes as determined by local laws and regulations

(c)	InVentiv Health Clinical reserves the right to charge interest against any unpaid overdue balance at the rate of [****] percent ([****]%) per month

(d)	All services and pass-through payments should be sent via wire or ACH

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